                                                                   EXHIBIT 10.48


                                                                    CONFIDENTIAL


                             LXR BIOTECHNOLOGY INC.

                              AMENDED AND RESTATED

                               SERVICES AGREEMENT


        This Amended and Restated Services Agreement (the "Agreement") is made and entered into as of the 20th day of April, 1998 (the "Effective Date") by and between LXR Biotechnology Inc., a Delaware corporation having its principal place of business at 1401 Marina Way South, Richmond, California 94804 (the "Company") and G. Kirk Raab, residing at 999 Mountain Home Road, Woodside, California 94062 ("Raab"). This Agreements supersedes and replaces the Consulting Agreement between the Company and Raab dated February 13, 1998 (the "Prior Agreement").

                                    RECITALS

        WHEREAS, on February 13, 1998, the Company and Raab entered into the Prior Agreement, which provided, among other things, for Raab to provide consulting services to the Company in return for the grant of an option to purchase 250,000 shares of Common Stock;

        WHEREAS, on April 20, 1998, the Board of Directors of the Company appointed Raab as the Chairman of the Board of Directors and as acting Chief Executive Officer;

        WHEREAS, pursuant to this Agreement, the Company and Raab wish to terminate the Prior Agreement and Raab's services as a consultant under the Prior Agreement and to set forth the terms and conditions upon which Raab will provide services to the Company as the Chairman of the Board and as acting Chief Executive Officer.

                                    AGREEMENT

        In consideration of the mutual covenants set forth below, the parties hereby agree as follows:

1.      Engagement of Services.

        1.1    Services as Consultant.

               (a) Termination of Services as Consultant. As of the Effective Date, Raab's services as a consultant are terminated. The parties agree that any notice provision in the Prior Agreement have been satisfied.

               (b) Option Granted Under Prior Agreement. As full and complete compensation for Raab's services and for the discharge of all Raab's obligations under the Prior Agreement the option granted to Raab under the Prior Agreement shall remain outstanding as

                                                                    CONFIDENTIAL


provided herein, notwithstanding the termination of Raab's services as a consultant. The terms of such option are restated as follows (such restatement shall not be considered a regrant of options for any purposes):

                      (i) As of February 13, 1998, and subject to the approval of its Board of Directors, the Company hereby grants to Raab an option (the "Consulting Option") to purchase 250,000 shares of the Common Stock of the Company. This Consulting Option is subject to the limitations contained in the 1993 Stock Option Plan, as amended, attached hereto as Exhibit A, and hereby incorporated by reference. The Consulting Option is intended not to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Unless sooner terminated as set forth in the 1993 Stock Option Plan, the Consulting Option terminates on the earlier of (i) February 13, 2008, (ii) if Raab voluntarily resigns as Chairman of the Board and terminates any employment relationship with the Company, the date of such resignation and termination of employment, or (iii) if the Company terminates Raab as Chairman of the Board and terminates any employment relationship, the date six months after such termination (the latter of such dates is referred to herein as the "Consulting Option Termination Date"). The Consulting Option shall expire and all vesting shall cease on the Consulting Option Termination Date; provided that Raab shall have the right to exercise the Consulting Option to the extent vested within 90 days of the Consulting Option Termination Date. The Consulting Option shall become exercisable on the following vesting schedule:
1/5th of the shares of stock issuable upon exercise of the Consulting Option shall vest upon the close of business on February 13, 1998, and, thereafter, the remaining stock shall vest at a rate of 1/36th per month for every month after February 13, 1998. Vesting will occur on the 13th day of each month. The exercise price of this option shall be equal to the fair market value of the Company's Common Stock on February 13, 1998, which is deemed to be the closing price on the American Stock Exchange as of the last trading day prior to February 13, 1998.

                      (ii) If prior to vesting of all the shares issuable upon exercise of the Consulting Option the Company enters into a cooperative development agreement or other strategic alliance with a significant pharmaceutical or biotechnology company relating to one or more of the Company's products, and the Board of Directors determines that Raab has contributed in a significant way either to introducing the companies or to successfully negotiating and entering into such agreement, then 100,000 shares of the Consulting Option shall vest immediately upon such determination by the Board of Directors. In no event shall the Consulting Option entitle Raab to purchase more than 250,000 shares of Common Stock.

        1.2    Services as the Chairman of the Board.

               (a) Election. Effective as of the date of this Agreement, the Board of Directors has elected Raab as Chairman of the Board of Directors. As Chairman of the Board, Raab shall serve at the pleasure of the Board of Directors and may be removed as Chairman of the Board at the will of the Board of Directors and in accordance with the Bylaws of the Company.

               (b) Compensation for Serving as Chairman of the Board of Directors. As compensation for services as the Chairman of the Board of Directors, the Company shall pay

                                                                    CONFIDENTIAL


Raab the following:

                      (i) The Company shall pay Raab a base salary of $180,000 per year, payable on the Company's normal payroll schedule. If the Company terminates Raab as Chairman of the Board, Raab shall be paid severance equal to six months pay over the six months following such termination and such payments shall be in accordance with the Company's normal payroll schedule.

                      (ii) As of April 20, 1998, the Company hereby grants to Raab an option (the "COB Option") to purchase 500,000 shares of the Common Stock of the Company. The grant of this option is contingent and shall only be effective upon approval by the stockholders of the Company of a proposal to be acted upon at the June 11, 1998 Meeting of Stockholders to approve an increase in the maximum number of shares that may be granted to executive officers under the 1993 Stock Option Plan to 2,000,000. This COB Option is granted under and is subject to the limitations contained in the 1993 Stock Option Plan, as amended, attached hereto as Exhibit A, and hereby incorporated by reference. The COB Option is intended not to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Unless sooner terminated pursuant to the 1993 Stock Option Plan, the COB Option terminates upon the earlier of (i) April 20, 2008, (ii) if Raab voluntarily resigns as Chairman of the Board, on the date on which Raab ceases to be the Chairman of the Board of Directors, or (iii) if the Company terminates Raab's position as Chairman of the Board, the date six months after such termination (the latter of such dates is referred to herein as the "Termination Date"). The COB Option shall expire and all vesting shall cease on the Termination Date; provided, however, that Raab shall have the right to exercise the COB Option to the extent vested within 90 days of the Termination Date. The COB Option shall become exercisable on the following vesting schedule: 1/4th of the shares of stock shall vest upon the close of business on April 20, 1999, and, thereafter, the remaining stock shall vest at a rate of 1/36th per month for every month after April 20, 1999. Vesting will occur on the 20th day of each month. The exercise price of this option shall be equal to the fair market value of the Company's Common Stock on April 20, 1998, which is deemed to be the closing price on the American Stock Exchange as of the last trading day prior to April 20, 1998.

        1.3 Services as Acting Chief Executive Officer. Effective as of the date of this Agreement, Raab is hereby appointed as the acting Chief Executive Officer of the Company. Raab shall not be entitled to any compensation for Services as the acting Chief Executive Officer beyond that paid to Raab as Chairman of the Board. Such services shall include, among other things, assisting the Company in locating a Chief Executive Officer. Raab shall serve as the Chief Executive Officer at the will of the Board of Directors and may be removed at any time with or without cause at the sole discretion of the Board of Directors and in accordance with the Bylaws of the Company.

2.      Proprietary Information Agreement.

                                                                    CONFIDENTIAL


        Raab is bound by a Proprietary Information Agreement entered into with the Company applicable to Raab's activities under this Agreement, and attached hereto as Exhibit B.

3.      Expense Reimbursement.

        The Company will reimburse Raab for travel and other out-of-pocket costs reasonably incurred by him in the course of performing services pursuant to this Agreement; provided however, that the Company shall not be obligated hereunder unless Raab provides the Company with appropriate receipts, including business purpose, or other relevant documentation for all such costs as part of any submission by Raab for reimbursement.

4.      Affiliation with Genentech.

        It is understood that Raab is presently affiliated with several other companies in the field of biotechnology. Raab represents and warrants that the performance of his duties under this Agreement will not conflict with Raab's responsibilities and obligations to such other companies and as such shall not create any rights of such other companies in any contributions hereunder. Raab has informed the Company that certain restrictions imposed on him by an existing agreement between Raab and Genentech (the "Genentech Agreement") affect his ability to be involved with a company developing products which are in direct competition with certain of Genentech's products or to actively recruit employees from Genentech. The Company agrees to not actively recruit or hire any employees from Genentech prior to the earlier of July 31, 2000 or the termination of this Agreement, unless Raab is first able to obtain release from Genentech to take such action. The Company further agrees to permit Raab to immediately terminate this Agreement to dissociate himself from the Company where Raab's affiliation with the Company could give rise to a conflict with Raab's obligations arising from any of Raab's previous affiliations. Raab agrees to indemnify, defend and hold harmless the Company and its officers, directors, employees and agents from and against losses, damages, costs, claims, suits and expenses, including the cost and expense of handling and defending such claims and suits, that are attributable to the breach by Raab of his representations and warranties set forth in this paragraph, provided that such losses, damages, costs, claims, suits and expenses are not directly attributable to: a) the Company actively recruiting or hiring any employees from Genentech prior to the earlier of July 31, 2000 or the termination of this Agreement; or b) an action the Company takes despite adequate advanced written notice from Raab that such action will give rise to a conflict with Raab's obligations under the Genentech Agreement.

5.      Term and Termination.

        5.1 Term. This Agreement commences on April 20, 1998 with respect to services by Raab pursuant to Section 1.2 and 1.3, and, unless terminated earlier as provided herein, shall continue until February 13, 2008.

        5.2 Termination. During the term of this Agreement, either party can terminate this Agreement without cause upon the herein specified period of notice. The Company may terminate the services of Raab under Section 1.2 and 1.3 at the will of the Company and without notice; provided that the Consultant Option and COB Option shall continue to vest after such

                                                                    CONFIDENTIAL


date in accordance with Sections 1.2 and 1.3. Raab may terminate his services under Sections 1.2 or 1.3 upon 30 days prior written notice to the Company.

6.      Assignment.

        The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided that, as the Company has specifically contracted for Raab's services, Raab may not assign or delegate Raab's obligations under this Agreement either in whole or in part without prior written consent of the Company.

7.      Governing Law; Severability.

        This agreement shall be governed by the laws of the State of California. If any provision of this Agreement is found by a court of competent jurisdiction to be invalid or unenforceable, such provision shall be severed and the remainder of this Agreement shall continue in full force and effect.

8.      Complete Understanding; Modification

        This agreement, and all other documents mentioned herein, constitute the final, exclusive and complete understanding and agreement of the parties hereto and supersede all prior understandings and agreements. This Agreement amends, restates, supersedes and replaces the Prior Agreement. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the parties hereto.

9.      Notices.

        Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or sent by certified or registered mail, three days after the date of mailing.

10.     Arbitration.

        Any controversy or claim arising out of, or relating to, this Agreement or the breach of this Agreement will be settled by arbitration by, and in accordance with the applicable National Rules for the Resolution of Employment Disputes of the American Arbitration Association and judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. The arbitrator(s) will have the right to assess, against a party or among the parties, as the arbitrator(s) deem reasonable, (a) administrative fees of the American Arbitration Association, (b) compensation, if any, to the arbitrator(s) and (c) attorneys' fees incurred by a party. Arbitration hearings will be held in San Francisco, Contra Costa or Alameda County, California. The provisions of California Code of Civil Procedure Section 1283.05 will apply to any arbitration.

                                                                    CONFIDENTIAL


IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.




LXR Biotechnology Inc.                        SERVICE PROVIDER:
1401 Marina Way South
Richmond, CA  94804



By:_______________________________            __________________________________
     Shelli J. Geer                           G. Kirk Raab
     Chief Financial Officer

                             LXR Biotechnology Inc.

                             PROPRIETARY INFORMATION
                            AND INVENTIONS AGREEMENT


        In consideration of my continued consulting and employment relationship with LXR Biotechnology Inc. (the "Company"), and the compensation now and hereafter paid to me, I hereby agree as follows:

        1. Recognition of Company's Rights; Nondisclosure. At all times during the term of my consulting and employment relationship and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns and the Company and its assigns shall be the sole owner of all patent rights, copyrights, mask work rights, trade secret rights and all other rights throughout the world (collectively, "Proprietary Rights") in connection therewith.

        The term "Proprietary Information" shall mean trade secrets, confidential knowledge, data or any other proprietary information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) inventions, compounds, test results, trade secrets, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, cell lines, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and information regarding the skills and compensation of other employees of the Company.

        2. Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my consultation and employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose (to anyone other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the

Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

        3.     Assignment of Inventions.

               3.1 Assignment. I hereby assign to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period and in the course of my consultation and employment with the Company. Inventions assigned to or as directed by the Company by this paragraph 3 are hereinafter referred to as "Company Inventions." I recognize that this Agreement does not require assignment of any invention which qualifies fully for protection under Section 2870 of the California Labor Code (hereinafter "Section 2870"), which provides as follows:

                      (1) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer's equipment, supplies, facilities, or trade secret information except for those inventions that either:

                             (A)    Relate at the time of conception or
        reduction to practice of the invention to the employer's business, or actual or demonstrably anticipated research or development of the employer.

                             (B)    Result from any work performed by the
        employee for the employer.

                      (2) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision
        (i), the provision is against the public policy of this state and is unenforceable.

               3.2 Government. I also assign to or as directed by the Company all my right, title and interest in and to any and all Inventions, full title to which is required to be in the United States by a contract between the Company and the United States or any of its agencies.

               3.3 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of the consulting and employment relationship and which are protectable by copyright are "works made for hire," as that term is defined in the United States Copyright Act (17 U.S.C., Section 101).

        4. Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain and from time to time enforce United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my consultation and employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

        In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph thereon with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

        5. Obligation to Keep Company Informed. During the period of my consultation and employment with the Company, I will promptly disclose to the Company fully and in writing and will hold in trust for the sole right and benefit of the Company any and all Inventions. In addition, after termination of my consultation and employment with the Company, I will disclose all patent applications filed by me within a year after termination of the relationship. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. I understand that the Company will keep in confidence and will not disclose to third parties without my consent any proprietary information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

        6. Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the commencement of my consultation or employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit A attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my consultation or employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement. If disclosure of any such Invention on Exhibit A would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Inventions in Exhibit A but am to inform the Company that all such Inventions have not been listed for that reason.

        7. Additional Activities. I agree that during the period of my consultation and employment with the Company I will not, without the Company's express written consent, engage in any employment, consultation or business activity other than for the Company in the field of (a) sterilization or decontamination of human blood products, bodily materials or human pharmaceuticals; or (b) vaccines; and for the period of my consultation and employment with the Company and for one (l) year after the date of termination of my consulting and employment relationship with the Company I will not (i) induce any employee of the Company to leave the employ of the Company or (ii) solicit the business of any client or customer of the Company (other than on behalf of the Company).

        8. No Improper Use of Materials. During my consultation and employment with the Company, I will not improperly use or disclose any confidential information or trade secrets, if any, of any former or current employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former or current employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person.

        9. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as a consultant and employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my consultation or employment with the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

        10. Return of Company Documents. When my consultation and employment is terminated with the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, molecules, cells and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement for technical and management personnel.

        11. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond, without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

        12. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three days after the date of mailing.

        13.    General Provisions.

               13.1 Governing Law. This Agreement will be governed by and construed according to the laws of the State of California.

               13.2 Entire Agreement. This Agreement is the final, complete and exclusive agreement of the parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing signed by the party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement. As used in this Agreement, the period of my consultation includes any time during which I may be retained by the Company as a consultant or as an employee.

               13.3 Severability. If one or more of the provisions in this Agreement are deemed unenforceable by law, then the remaining provisions will continue in full force and effect.

               13.4 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

               13.5 Survival. The provisions of this Agreement shall survive the termination of my consultation and employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

               13.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

        I UNDERSTAND THAT THIS AGREEMENT AFFECTS MY RIGHTS TO INVENTIONS I MAKE DURING MY CONSULTATION AND EMPLOYMENT, AND RESTRICTS MY RIGHT TO DISCLOSE OR USE THE COMPANY'S CONFIDENTIAL INFORMATION DURING OR SUBSEQUENT TO MY CONSULTATION AND EMPLOYMENT RELATIONSHIP WITH THE COMPANY.

        I HAVE READ THIS AGREEMENT CAREFULLY AND UNDERSTAND ITS TERMS. I HAVE COMPLETELY FILLED OUT EXHIBIT A TO THIS AGREEMENT.

Dated: __________________                   _______________________
                                                   Signature


                                            G. Kirk Raab
                                            999 Mountain Home Road
                      Address:              Woodside, CA  94062






ACCEPTED AND AGREED TO:

LXR Biotechnology Inc.


By: ____________________________
    Shelli J. Geer
    Chief Financial Officer

                                    EXHIBIT A



LXR Biotechnology Inc.
1401 Marina Way South
Richmond, CA  94804

Ladies/Gentlemen:

        1. The following is a complete list of all inventions or improvements relevant to the subject matter of my consultation and/or employment with LXR Biotechnology Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

        [ ]  No inventions or improvements.

        [ ]  See below:

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

----------------------------------------------------------

        [ ] Due to confidentiality agreements with prior or current employers, I cannot disclose certain inventions that would otherwise be included on the above-described list.

        [ ]  Additional sheets attached.


        2. I propose to bring to my consulting and/or employment relationship the following devices, materials and documents of a former or current employer or other person to whom I have an obligation of confidentiality that are not generally available to the public, which materials and documents may be used in my consulting pursuant to the express written authorization of my former or current employer or such other person (a copy of which is attached hereto):

        [ ]  No material.

        [ ]  See below:

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

---------------------------------------------------------

        [ ]  Additional sheets attached.


Date:

                                       Very truly yours,

                                       -----------------------------

                                       -----------------------------